                                  Exhibit 32

                          CERTIFICATION PURSUANT TO
                           18 U.S.C. SECTION 1350,
                           AS ADOPTED PURSUANT TO
                SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     In connection with the Quarterly Report of The Timken Company (the
"Company") on Form 10-Q for the period ended September 30, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned officers of the Company certifies, pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, that, to such officer's knowledge:
     (1)  The Report fully complies with the requirements of Section 13(a) or
          15(d) of the Securities Exchange Act of 1934; and
     (2)  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the
          Report.

                                                BY  /s/  James W. Griffith
Date: November 10, 2003                        ______________________________
                                               Name: James W. Griffith
                                               Title:  President and Chief
                                                        Executive Officer

                                                BY  /s/  Glenn A. Eisenberg
                                               ______________________________
                                               Name: Glenn A. Eisenberg
                                               Title: Executive Vice President
                                                    - Finance and Administration

     The foregoing certification is being furnished solely pursuant to 18 U.S.C.
1350 and is not being filed as part of the Report or as a separate disclosure document.